UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Entry into a Material Definitive Agreement.

On November 16, 2016, Eagle Pharmaceuticals, Inc. (“Eagle”) completed its previously announced acquisition (the “Acquisition”) of Arsia Therapeutics, Inc. (“Arsia”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) with Arsia Therapeutics, LLC (the “Seller”), Arsia, Amy Schulman, as the Seller Representative, and each other holder of limited liability company interests of the Seller who executed a joinder thereto and became a party to the Purchase Agreement, dated November 10, 2016. Pursuant to the Purchase Agreement, Eagle purchased all of the outstanding capital stock of Arsia from the Seller.

Upon the closing of the Acquisition, Eagle paid (a) an amount equal to $27,209,270.43 in cash (subject to certain adjustments related to Arsia’s debt, transaction expenses and cash adjustments at closing) and (b) 40,200 unregistered shares of Eagle’s common stock (the “Stock Consideration”). Pursuant to the Purchase Agreement, all of the recipients of Eagle’s common stock signed a lock-up agreement that, among other things, provides for a lock-up period of 12 months for all of the shares of Eagle common stock issued in connection with the closing or the Milestone Payments (as defined below).

Eagle has also agreed to pay up to an additional $48 million to the Seller upon achievement of certain clinical, regulatory and development milestones (collectively, the “Milestone Payments”), subject to acceleration under certain circumstances described in the Purchase Agreement. The Milestone Payments will be in cash, shares of Eagle’s common stock, or a combination of both, at the election of the Seller or Seller Representative, as applicable. For purposes of paying the Milestone Payments, the shares of Eagle’s common stock will be valued based on the average of the closing sale prices per share of Eagle’s common stock as reported on The NASDAQ Stock Market (or other national exchange upon which the Eagle’s common stock is then listed) for the thirty (30) trading days prior to the date such milestone is achieved or consummated, as applicable, and the thirty (30) trading days including and following the date such milestone is achieved or consummated, as applicable.

The foregoing summary of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 3.02                                           Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated herein by reference thereto, Eagle issued the Stock Consideration at the closing to the Closing Share Recipients (as defined in the Purchase Agreement). The issuance of the Stock Consideration was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Eagle is relying on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder.

Item 9.01                                        Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Eagle intends to file the financial statements relating to the Acquisition described in Item 2.01 above under cover of Form 8-K/A with the Securities and Exchange Commission (the “Commission”) no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

Eagle intends to furnish pro forma financial information relating to the Acquisition described in Item 2.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

Exhibit No.	Description
2.1

Purchase Agreement, dated as of November 10, 2016, by and among Eagle Pharmaceuticals, Inc., Arsia Therapeutics, LLC, Arsia Therapeutics, Inc., Amy Schulman, as the Seller Representative, and each person that executed a joinder to the Purchase Agreement (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 14, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: November 16, 2016

	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Purchase Agreement, dated as of November 10, 2016, by and among Eagle Pharmaceuticals, Inc., Arsia Therapeutics, LLC, Arsia Therapeutics, Inc., Amy Schulman, as the Seller Representative, and each person that executed a joinder to the Purchase Agreement (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 14, 2016)